EXHIBIT 11

                     LINENS 'N THINGS, INC. AND SUBSIDIARIES
                   COMPUTATION OF NET INCOME PER COMMON SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                                FOR THE THIRTEEN WEEKS ENDED
                                                                         --------------------------------------------
                                                                              MARCH 28,               MARCH 29,
                                                                                 1998                    1997
                                                                         --------------------    --------------------
                                                                                         (UNAUDITED)
Basic

    Weighted-average number of shares outstanding                                     38,763                  38,536
                                                                         ====================    ====================

    Net income applicable to common shares                                            $1,475                   $ 352
                                                                         ====================    ====================

    Per-share amounts
        Net income per share                                                           $0.04                   $0.01
                                                                         ====================    ====================

Diluted

    Weighted-average number of shares outstanding                                     40,206                  39,197
                                                                         ====================    ====================

    Net income applicable to common shares                                            $1,475                   $ 352
                                                                         ====================    ====================

    Per-share amounts
        Net income per share                                                           $0.04                   $0.01
                                                                         ====================    ====================
